UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Bank of America Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! BANK OF AMERICA CORPORATION 2025 Annual Meeting Vote by April 21, 2025 11:59 PM ET V65934-P26502 You invested in BANK OF AMERICA CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 22, 2025. Get informed before you vote View the 2025 Notice of Annual Meeting and Proxy Statement, 2024 Annual Report to Shareholders, and proxy card online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 8, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* April 22, 2025 10:00 a.m., Eastern time Virtually at: www.virtualshareholdermeeting.com/BAC2025 *Please check the meeting materials for information on meeting attendance and how to request special assistance to participate in the meeting.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. BANK OF AMERICA CORPORATION 2025 Annual Meeting Vote by April 21, 2025 11:59 PM ET Voting Items Board Recommends 1. Electing Directors Nominees: 1a. Sharon L. Allen 1b. José (Joe) E. Almeida 1c. Pierre J.P. de Weck 1d. Arnold W. Donald 1e. Linda P. Hudson 1f. Monica C. Lozano 1g. Maria N. Martinez 1h. Brian T. Moynihan 1i. Lionel L. Nowell III 1j. Denise L. Ramos 1k. Clayton S. Rose 1l. Michael D. White 1m. Thomas D. Woods 1n. Maria T. Zuber 2. Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution) 3. Ratifying the appointment of our independent registered public accounting firm for 2025 4. Amending and restating the Bank of America Corporation Equity Plan 5. Shareholder proposal requesting the nomination of more director candidates than board seats 6. Shareholder proposal requesting report on board oversight of risks related to animal welfare 7. Shareholder proposal requesting report on lobbying alignment with Bank of America’s climate goals 8. Shareholder proposal requesting disclosure of energy financing ratio NOTE: Such other business as may properly come before the meeting or any adjournment thereof. V65935-P26502 For Against